Confidential

Exhibit 10.5

AMENDED AND RESTATED INVESTOR AGREEMENT

By and Between

GENZYME CORPORATION

AND

ALNYLAM PHARMACEUTICALS, INC.

Dated as of April 8, 2019

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

ACTIVE/100404761.2

TABLE OF CONTENTS

Page

1.Definitions1

2.Intentionally Omitted6

3.Restrictions on Beneficial Ownership6

3.1	Standstill6
3.2	Company Agreements7

4.Restrictions on Dispositions9

4.1	Intentionally Omitted9
4.2	Limitations on Dispositions9
4.3	Certain Tender Offers10
4.4	Offering Lock-Up10

5.Voting Agreement10

5.1	Voting of Securities10
5.2	Certain Extraordinary Matters12

6.Right of First Offer12

6.1	Right of First Offer12
6.2	Limitations12
6.3	Expiration14

7.Intentionally Omitted14

8.Information Rights14

8.1	Intentionally Omitted14
8.2	Financial Information and Reporting14
8.3	Confidentiality15

9.Termination of Certain Rights and Obligations15

9.1	Termination of Standstill Agreement15
9.2	Termination of Restrictions on Dispositions15
9.3	Termination of Voting Agreement and Offering Lock-Up15
9.4	Termination of Right of First Offer16
9.5	Effect of Termination16

10.Miscellaneous16

10.1	Governing Law; Submission to Jurisdiction16
10.2	Waiver17
10.3	Notices17
10.4	Entire Agreement17
10.5	Amendments17
10.6	Headings; Nouns and Pronouns; Section References17
10.7	Severability18

i

ACTIVE/100404761.2

10.8	Assignment18
10.9	Successors and Assigns18
10.10	Counterparts18
10.11	Third Party Beneficiaries18
10.12	No Strict Construction18
10.13	Remedies18
10.14	Specific Performance18
10.15	No Conflicting Agreements19
10.16	Rule 16b-319
10.17	[***]19

Exhibit A – Form of Irrevocable Proxy
Exhibit B – Notices

ii

ACTIVE/100404761.2

AMENDED AND RESTATED INVESTOR AGREEMENT

THIS AMENDED AND RESTATED INVESTOR AGREEMENT (this “Agreement”) is made as of April 8, 2019, by and between Genzyme Corporation (“Investor”), a Massachusetts corporation with its principal place of business at 500 Kendall Street, Cambridge, MA 02142, and Alnylam Pharmaceuticals, Inc. (the “Company”), a Delaware corporation with its principal place of business at 300 Third Street, Cambridge, MA 02142.

WHEREAS, that certain Stock Purchase Agreement, dated as of January 11, 2014, by and between the Investor and the Company (the “Purchase Agreement”), provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), equal to the Share Amount (as defined in the Purchase Agreement) (the “Purchased Shares”);

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Company and the Investor entered into that certain Investor Agreement dated as of February 27, 2014 (the “Original Investor Agreement”); and

WHEREAS, the Company and the Investor wish to amend and restate the Original Investor Agreement in its entirety as of the date hereof, as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Definitions

.  As used in this Agreement, the following terms shall have the following meanings:

(a)“Acquisition Proposal” shall have the meaning set forth in Section 3.1(c).

(b)“Affiliate” shall mean, with respect to a Person, any other Person which controls, is controlled by or is under common control with the applicable Person.  For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities.

(c)“Affiliate Irrevocable Proxy” shall have the meaning set forth in Section 5.1.

(d)“Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

(e)“beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the

ACTIVE/100404761.2

meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(f)“Business Day” shall mean a day on which commercial banking institutions in New York, New York are open for business.

(g)“Change of Control” shall mean, with respect to the Company, any of the following events: (i) any Person is or becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all Shares of Then Outstanding Common Stock; (ii) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation which would result in a majority of the board of directors of the combined entity being comprised of members of the board of directors of the pre-transaction Company and the chief executive officer of the combined entity being the chief executive officer of the pre-transaction Company, in each case immediately following the consummation of such merger or consolidation, or (C) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all Shares of Then Outstanding Common Stock or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of the Company.

(h)“Clinical Study” shall have the meaning set forth in the Master Agreement.

(i)“Closing Date” shall have the meaning set forth in the Purchase Agreement.

(j)“Collaboration Agreement” shall mean the Master Agreement and the License Terms.

(k)“Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(l)“Common Stock Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock.

ACTIVE/100404761.2

(m)“Company” shall have the meaning set forth in the Preamble to this Agreement.

(n)“Dilutive Event” shall have the meaning set forth in Section 3.2(c).

(o)“Disposition” or “Dispose of” shall mean any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(p)“Election Notice Date” shall have the meaning set forth in Section 3.2(c).

(q)“Excepted Compensatory Issuance” shall have the meaning set forth in Section 6.2.

(r)“Excepted Transactional Issuance” shall have the meaning set forth in Section 6.2.

(s)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(t)“Exclusive TTR Agreement” shall mean the Exclusive License Agreement between the Investor and the Company, dated as of January 6, 2018 and as amended from time to time.

(u)“Exercise Period” shall have the meaning set forth in Section 6.1.

(v)“Extraordinary Matter” shall have the meaning set forth in Section 5.2.

(w)“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(x)“Holders” shall mean (but, in each case, only for so long as such Person remains an Affiliate of the Investor) the Investor and any Permitted Transferee thereof, if any.

(y)“Investor” shall have the meaning set forth in the Preamble to this Agreement.

ACTIVE/100404761.2

(z)“Irrevocable Proxy” shall have the meaning set forth in Section 5.1.

(aa)“Later Block Sale” shall have the meaning set forth in Section 4.2.

(bb)“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

(cc)“License Terms” shall mean the Amended and Restated ALN-AT3 Global License Terms between the Company and the Investor, dated as of April 8, 2019, and as amended from time to time.

(dd)“Master Agreement” shall mean that certain Master Collaboration Agreement between the Investor and Company, dated as of January 11, 2014, as amended by Amendment No. 1 to the Master Collaboration Agreement dated July 1, 2015, Amendment No 2. to the Master Collaboration Agreement dated January 6, 2018, and Amendment No. 3 to the Master Collaboration Agreement dated April 8, 2019, and as further amended from time to time.

(ee) “Modified Clause” shall have the meaning set forth in Section 10.7.

(ff)“New Securities” shall have the meaning set forth in Section 6.1.

(gg)“Offer Notice” shall have the meaning set forth in Section 6.1.

(hh)“Offeror” shall have the meaning set forth in Section 3.1(c).

(ii)“Original Investor Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

(jj)“Permitted Transferee” shall mean (i) a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor, or (ii) a controlling Affiliate of the Investor (or any controlled Affiliate of such controlling Affiliate) that wholly owns, directly or indirectly, the Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate.

(kk)“Person” shall mean any individual, limited liability company, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(ll)“Potential Standstill Term Expiration Date” shall have the meaning set forth in Section 3.2(c).

(mm)“Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

ACTIVE/100404761.2

(nn)“Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

(oo)“SEC” shall mean the United States Securities and Exchange Commission.

(pp)“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(qq)“Shares of Then Outstanding Common Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

(rr)“Standstill Limit” shall mean thirty percent (30%) of the Shares of Then Outstanding Common Stock.

(ss)“Standstill Parties” shall have the meaning set forth in Section 3.1.

(tt)“Standstill Term” shall mean the period from and after the date of this Agreement until the earlier of (i) the fifth (5th) anniversary of the earlier of (a) the expiration of the Term and (b) the termination of the Collaboration Agreement and (ii) the date following December 31, 2021 on which (x) the beneficial ownership of the Investor and its Affiliates no longer represents at least five percent (5%) of the Shares of Then Outstanding Common Stock and (y) Investor delivers a written notice to the Company electing to terminate Section 3.1 (provided, however, that if the Investor and its Affiliates acquire beneficial ownership representing at least five percent (5%) of the Shares of Then Outstanding Common Stock at any time within one year after the beneficial ownership of the Investor and its Affiliates ceasing to represent at least five percent (5%) of the Shares of Then Outstanding Common Stock, the Standstill Term shall be automatically reinstated).

(uu)“Term” shall mean the period beginning on the Closing Date and ending on the expiration of the date of expiration of the last to expire Royalty Term under the License Terms or the Exclusive TTR License Agreement.

(vv)“Third Party” shall mean any Person other than the Investor, the Company or any of their respective Affiliates.

(ww)“Voting-Restricted Shares” shall mean all shares of Common Stock held by the Investor and its Affiliates; however, if the shares of Common Stock held by the Investor and its Affiliates comprise or exceed twenty percent (20%) of the Shares of Then Outstanding Common Stock, the term “Voting-Restricted Shares” shall only apply to the number

ACTIVE/100404761.2

of shares of Common Stock held by the Investor and its Affiliates that is equal to 19.99% of the Shares of Then Outstanding Common Stock.

Intentionally Omitted

.

Restrictions on Beneficial Ownership

.

Standstill

.  During the Standstill Term, neither the Investor nor any of its Affiliates (collectively, the “Standstill Parties”) shall (and the Investor shall cause its Affiliates not to), except as expressly approved or invited in writing by the Company:

(a)directly or indirectly, acquire beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Common Stock and/or Common Stock Equivalents, if after giving effect to such acquisition, the Standstill Parties would beneficially own more than the Standstill Limit; provided, however, that notwithstanding the provisions of this Section 3.1(a), if the number of shares constituting Shares of Then Outstanding Common Stock is reduced or if the aggregate ownership of the Standstill Parties is increased as a result of a repurchase by the Company of Shares of Then Outstanding Common Stock, stock split, stock dividend or a recapitalization of the Company, the Standstill Parties shall not be required to dispose of any of their holdings of Shares of Then Outstanding Common Stock even though such action resulted in the Standstill Parties’ beneficial ownership totaling more than the Standstill Limit;

(b)directly or indirectly, (i) seek to have called any meeting of the stockholders of the Company, (ii) propose or nominate for election to the Company’s Board of Directors any person whose nomination has not been approved by a majority of the Company’s Board of Directors or (iii) unless a person referred to in the foregoing clause (ii) is nominated by a third party in connection with such party’s publicly announced and not withdrawn Acquisition Proposal (in which case the provisions of Section 5.1 shall apply to permit the Standstill Parties to either vote in accordance with the recommendation of the Company’s Board of Directors or in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company), fail to cause to be voted in accordance with the recommendation of the Company’s Board of Directors with respect to such person for election to the Company’s Board of Directors any Shares of Then Outstanding Common Stock;

(c)directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person or group (an “Offeror”) the consummation of which would result in a Change of Control of the Company (an “Acquisition Proposal”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company recommending that stockholders accept any such offer, Investor shall not be prohibited from taking any of the actions otherwise prohibited by this Section 3.1(c) for so long as the Company maintains and does not withdraw such recommendation;

(d)directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange

ACTIVE/100404761.2

Act) in opposition to the recommendation of a majority of the Company’s Board of Directors with respect to any matter, or seek to advise or influence any Person, with respect to voting of any Shares of Then Outstanding Common Stock of the Company;

(e)deposit any Shares of Then Outstanding Common Stock in a voting trust or subject any Shares of Then Outstanding Common Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Common Stock;

(f)propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

(g)act in concert with any Third Party to take any action in clauses (a) through (f) above, or form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Exchange Act;

(h)enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in (a) through (g) above; or

(i)request or propose to the Company’s Board of Directors, any member(s) thereof or any officer of the Company that the Company amend, waive, or consider the amendment or waiver of, any provisions set forth in this Section 3.1 (including this clause (i));

provided, however, that (A) nothing contained in this Section 3.1 shall prohibit the Investor from making confidential, non-public proposals to, or entering into confidential, non-public discussions, negotiations, arrangements or agreements with, the Company and with third parties with the express authorization of the Company, which the Investor or any Affiliate may request in a confidential, non-public manner, regarding a transaction or matter of the type described in the foregoing clauses (a) and (f), (B) the mere voting in accordance with Section 5 hereof of any voting securities of the Company held by the Investor or its Affiliates shall not constitute a violation of any of clauses (a) through (h) above, and (C) nothing in the foregoing clause (b) shall prohibit the Investor from proposing to the Company’s Nominating and Corporate Governance Committee (and not pursuant to the advance notice provisions set forth in the Company’s bylaws), in a confidential, non public manner, potential director candidates for consideration by the Company’s Nominating and Corporate Governance Committee, which candidates the Investor believes would be in the best interest of the Company and its stockholders.

Company Agreements

.

(a)During the Standstill Term, the Company shall not take any action or omit to take any action that would prevent or impede the Investor or its Affiliates from acquiring beneficial ownership of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents to the extent that, after giving effect to such acquisition, the Standstill Parties would beneficially own less than the Standstill Limit, including by adopting a shareholder rights

ACTIVE/100404761.2

plan applicable to the Standstill Parties that contains a threshold below the Standstill Limit if such shareholder rights plan does not otherwise permit the Investor to beneficially own up to the Standstill Limit, provided, however, that nothing contained in this Section 3.2(a) or elsewhere in this Agreement shall affect the Company’s ability to (i) take and disclose a position in accordance with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) make any disclosure to the Company’s stockholders, in each case if, in the good faith judgment of the Company’s Board of Directors, the failure to take such position and/or make such disclosure would be inconsistent with the directors’ fiduciary duties under applicable law or any disclosure requirements under applicable law.

(b)Following expiration of the Standstill Term, the Company shall not take any action or omit to take any action that would force the Investor to dispose of any of its holdings of Shares of Then Outstanding Common Stock.

(c)Upon the expiration of the Standstill Term (the “Potential Standstill Term Expiration Date”), in the event that the Standstill Parties beneficially own, in the aggregate, at least twenty percent (20%) of the Shares of Then Outstanding Common Stock, the Investor may deliver to the Company not later than five (5) business days following a Potential Standstill Term Expiration Date a written notice electing to reinstate the provisions of Section 3 and Section 5 and continue the Standstill Term as provided in this Section 3.2(c) (the “Election Notice Date”).  If such election is made, the provisions of Section 3 and Section 5 shall be reinstated and the provisions of such sections, including the Standstill Term, shall be deemed to have remained in effect at all times without interruption or tolling notwithstanding the occurrence of a Potential Standstill Term Expiration Date; provided, however, that the “Standstill Limit” shall instead be the percentage of Shares of Then Outstanding Common Stock beneficially owned, in the aggregate, by the Standstill Parties as of the Potential Standstill Term Expiration Date.  Following the Election Notice Date,  the “Standstill Term” shall terminate on  the date on which the Standstill Parties beneficially own, in the aggregate, less than twenty percent (20%) of the Shares of Then Outstanding Common Stock; provided, however, that if the beneficial ownership of the Investor and its Affiliates in the aggregate is reduced below such threshold as a direct result of dilution suffered upon an issuance of securities by the Company pursuant to an Excepted Transactional Issuance (a “Dilutive Event”), the Standstill Term shall instead terminate upon the earliest of (x) Investor’s failure to provide written notice to the Company of its election to purchase additional securities within the five (5) business day period set forth in Section 6.2 related to the applicable Dilutive Event, (y) Investor’s failure to consummate such purchase of additional securities of the Company pursuant to Section 6.2 within the time period set forth therein related to the applicable Dilutive Event or (z) the date of Investor’s purchase of additional securities of the Company pursuant to Section 6.2 related to the applicable Dilutive Event if, immediately following the consummation of such purchase, the Investor and its Affiliates beneficially own, in the aggregate, less than twenty percent (20%) of the Shares of Then Outstanding Common Stock.

(d)If the Company (i) permits any other Person or group to own Shares of Then Outstanding Common Stock and/or Common Stock Equivalents in the aggregate exceeding the Standstill Limit or (ii) executes a transaction with any other Person or group that (i) results in said Person or group becoming the beneficial owner of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents in an amount equal to or greater than the

ACTIVE/100404761.2

percentage ownership represented by the Purchased Shares on the date hereof and (ii) is a collaboration or other license agreement with the Company, the Company shall offer to the Investor an opportunity to amend Sections 3 and 5 of this Agreement in a manner such that such provisions would be consistent with the “standstill” terms and conditions upon which the Company permitted such other Person or group to own and act (or fail to act) with respect to the Company and the Company's Shares of Then Outstanding Common Stock and/or Common Stock Equivalents.  This Section 3.2(d) shall terminate and be of no further force or effect on the date on which the Investor and its Affiliates beneficially own, in the aggregate, less than seven and one-half percent (7.5%) of the Shares of Then Outstanding Common Stock; provided, however, that if the beneficial ownership of the Investor and its Affiliates in the aggregate is reduced below such threshold as a direct result of dilution suffered upon a Dilutive Event, this Section 3.2(d) shall instead terminate upon the earliest of (x) Investor’s failure to provide written notice to the Company of its election to purchase additional securities within the five (5) business day period set forth in Section 6.2 related to the applicable Dilutive Event, (y) Investor’s failure to consummate the purchase of additional securities of the Company pursuant to Section 6.2 within the time period set forth therein related to the applicable Dilutive Event or (z) the date of Investor’s purchase of additional securities of the Company pursuant to Section 6.2 related to the applicable Dilutive Event if, immediately following the consummation of such purchase, the Investor and its Affiliates beneficially own, in the aggregate, less than seven and one-half percent (7.5%) of the Shares of Then Outstanding Common Stock.

Restrictions on Dispositions

.

Intentionally Omitted

.

Limitations on Dispositions

.  Except for any transfer of Purchased Shares by the Investor to a Permitted Transferee, the Investor shall not, and shall cause its Affiliates not to, Dispose of any Purchased Shares at any time, except (i) in any transaction approved by the Company or (ii) pursuant to privately negotiated, fully bought block sale transactions to an underwriter or underwriters, which must be executed after market close; provided that (x) in no event shall any such block sale transaction (the “Later Block Sale”) occur fewer than thirty (30) days after an earlier block sale transaction without prior written authorization by the Company, unless the closing price of the Common Stock on the date of the proposed Later Block Sale has increased by ten percent (10%) or more as compared to the closing price of the Common Stock on the date of the last block sale transaction; (y) in any such block sale transaction, the Purchased Shares shall not be sold at a discount greater than or equal to ten percent (10%) of the closing price of the Common Stock on the date of the proposed block sale transaction, without prior written authorization by the Company; and (z) the Investor shall use its best efforts to limit the number of such block sale transactions to no more than four (4); provided, however, that in the event of adverse market conditions limiting the liquidity of the Common Stock, the Investor may enter into more than four (4) block sale transactions to one or more underwriters, each of which must be executed after market close and in a manner consistent with the volume limitations set forth in Rule 144 under the Securities Act (whether or not such limitations would by their terms apply to such sales).  The Investor will consult with the underwriter or underwriters in each such block sale transaction to determine the appropriate strategy to sell the Purchased Shares in accordance with this Section 4.2, with the goal of minimizing any adverse impact on the trading price of the Common Stock and minimizing filings with the SEC.

ACTIVE/100404761.2

Certain Tender Offers

.  Notwithstanding any other provision of this Section 4, this Section 4 shall not prohibit or restrict any Disposition of Purchased Shares by the Standstill Parties into (a) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer), unless Investor is then in breach of its obligations pursuant to Section 3.1 with respect to the tender offer or (b) an issuer tender offer by the Company.

Offering Lock-Up

.  If the Holders together beneficially own at least six percent (6%) of the Shares of Then Outstanding Common Stock, the Holders shall, if requested by the Company and an underwriter of Common Stock of the Company, agree not to Dispose of any Purchased Shares for a specified period of time, such period of time not to exceed ninety (90) days.  Such agreement shall be in writing in a form satisfactory to the Company, the underwriter(s) in such offering and shall contain customary exceptions to the restrictions set forth therein.  The Company may impose stop transfer instructions with respect to the Purchased Shares to the extent consistent with any such agreement until the end of the specified period of time.  The foregoing provisions of this Section 4.4 shall apply to the Holders only if the Company’s directors, officers and any holders of an equal or greater number of Shares of Then Outstanding Common Stock that are party to a collaboration, license or similar agreement with the Company are subject to similar lock-up restrictions.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

Voting Agreement

.

Voting of Securities

.  From and after the date of this Agreement, other than as permitted by Section 5.2 with respect to Extraordinary Matters or as required by Section 3.1(b) or 3.2(a), in any vote or action by written consent of the stockholders of the Company (including, without limitation, with respect to the election of directors), the Investor shall, and shall cause its respective Affiliates to, vote or execute a written consent with respect to the Voting-Restricted Shares, in the sole discretion of the Investor, either (a) in accordance with the recommendation of the Company’s Board of Directors or (b) in the case of a meeting of stockholders, if the Investor or an Affiliate of the Investor has delivered written notice to the Company at any time prior to the vote on any given matter (but in any event not less than five (5) Business Days prior to such vote), setting forth its intent to vote pursuant to this Section 5.1(b), in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company (as estimated by the inspector of election immediately prior to the closing of the polls with respect to the vote on any given matter, subject to adjustment for the inspector of election’s final tabulation of votes cast).  In the event that the Investor or an Affiliate of the Investor does not deliver timely written notice to the Company as provided in Section 5.1(b), such Person shall be deemed to have elected to vote the Voting-Restricted Shares of the Company as to which it is entitled to vote as provided in Section 5.1(a).  In furtherance of this Section 5.1, the Investor hereby irrevocably appoints the Company and any individuals designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) in such manner as set forth

ACTIVE/100404761.2

in this Section 5.1 (but in any case, (i) in accordance with any written instruction from the Investor, properly delivered under this Section 5.1, to vote as contemplated by clause (b) above, and (ii) excluding any matter that is an Extraordinary Matter described in Section 5.2) with respect to the Voting-Restricted Shares, and Section 3.1(b) and Section 3.2(a) with respect to all Shares of Then Outstanding Common Stock beneficially owned by Investor and its Affiliates, with respect to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting (the “Irrevocable Proxy”).  This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the Investor and shall not be terminated by operation of law upon the occurrence of any event.  This Irrevocable Proxy shall operate to revoke and render void any prior proxy as to any securities of the Company heretofore granted by the Investor which is inconsistent herewith.  Notwithstanding the foregoing, the Irrevocable Proxy shall be effective if, at any annual or special meeting of the stockholders of the Company and at any adjournments or postponements of any such meetings, the Investor (A) fails to appear or otherwise fails to cause the Voting-Restricted Shares (in the case of matters referred to in this Section 5.1) and any securities of the Company (in the case of the matters referred to in Section 3) to be counted as present for purposes of calculating a quorum, or (B) fails to vote such securities of the Company in accordance with this Section 5.1, Section 3.1(b) and Section 3.2(a), in each case at least five (5) business days prior to the date of such stockholders’ meeting. The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in this Section 5.1.  The Investor shall cause any Affiliate of the Investor that may from time to time own of record (or the record holder holding on behalf of such Affiliate if owned beneficially) Voting-Restricted Shares (in the case of matters referred to in this Section 5.1) and any securities of the Company (in the case of the matters referred to in Section 3.1(b) and 3.2(a)), if and when requested by the Company from time to time, to promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit A attached hereto, and irrevocably appoint the Company and any individuals designated by the Company, and each of them individually, with full power of substitution and resubstitution, as its attorney, agent and proxy to vote (or cause to be voted) such securities of the Company as to which such Affiliate is entitled to vote, in such manner as each such attorney, agent and proxy or his substitute shall in its, his or her sole discretion deem appropriate or desirable with respect to the matters set forth in this Section 5.1, Section 3.1(b) and Section 3.2(a) (the “Affiliate Irrevocable Proxy”).  The Investor acknowledges, and shall cause its Affiliates to acknowledge, that any such proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor in interest of such Affiliate and shall not be terminated by operation of Law upon the occurrence of any event.  Such proxy shall operate to revoke and render void any prior proxy as to any securities of the Company heretofore granted by such Affiliate, to the extent it is inconsistent herewith.  The Investor acknowledges and agrees that it shall be a condition to any proposed transfer of any securities of the Company by the Investor to such Affiliate that such Affiliate execute and deliver to the Company an Affiliate Irrevocable Proxy, and that any purported transfer shall be void and of no force or effect if such Affiliate Irrevocable Proxy is not so executed and delivered at the closing of such transfer.  Such proxy shall terminate upon the earlier of the expiration or termination of this Section 5.1.  For the avoidance of doubt, this Section 5 does not apply to any Shares of Then Outstanding Common Stock other than the Voting-Restricted Shares, except as otherwise expressly contemplated by

ACTIVE/100404761.2

Section 3.1(b) and Section 3.2(a). In the event the Company’s stockholders are permitted to act by written consent, the Company and the Investor shall each negotiate in good faith with the other provisions as consistent as possible with the foregoing to govern the voting of the Investor’s and its Affiliates’ Voting-Restricted Shares and Shares of Then Outstanding Common Stock as closely as practicable to the foregoing.

Certain Extraordinary Matters

.  The Investor and its Affiliates may vote, or execute a written consent with respect to, any or all of the Voting-Restricted Shares of the Company as to which they are entitled to vote or execute a written consent, as they may determine in their sole discretion, with respect to the following matters (each such matter being an “Extraordinary Matter”):

(a)any transaction which would result in a Change of Control; and

(b)any liquidation or dissolution of the Company

Right of First Offer

.

Right of First Offer

.  Subject to the terms and conditions of this Section 6 and applicable securities laws, if the Company proposes to offer or sell any shares of Common Stock or any Common Stock Equivalents (the “New Securities”), the Company shall give written notice (the “Offer Notice”) to the Investor stating (a) its bona fide intention to offer such New Securities, (b) the number of such New Securities to be offered, and (c) the structure of the proposed offering or sale.  By written notification to the Company within five (5) days after the date of the Offer Notice (the “Exercise Period”, the Investor may elect to purchase, upon the same terms and conditions as other purchasers in the offering or sale of the New Securities, up to that portion of such New Securities that would allow the Investor to maintain its percentage ownership of Shares of Then Outstanding Common Stock after the offering or sale of the New Securities.  The Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Permitted Transferees that are “accredited investors” within the meaning of Rule 501(a) under the Securities Act.

Limitations

.  The right of first offer in Section 6.1 shall not be applicable to:

(a)securities issued or issuable in exchange and as consideration for the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other bona fide reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

(b)securities issued or issuable in exchange and as consideration for the rights obtained in research, collaboration, license, development, strategic alliance or other similar agreements or strategic partnerships;

ACTIVE/100404761.2

(c)securities issuable upon conversion of or with respect to any then previously-issued or outstanding securities;

(d)securities issued pursuant to arms’ length bank financings;

(e)shares of Common Stock and/or Common Stock Equivalents issued or issuable for compensatory purposes to employees, officers, directors, contractors, vendors, advisors or consultants of the Company or any of its subsidiaries (whether or not issued pursuant to a Company equity incentive plan);

(f)securities issued as a dividend, stock split or distribution on the Common Stock; and

(g)any right, option or warrant to acquire any securities set forth in Section 6.2(a)-(f) above.

provided, however, in the event the Company issues New Securities in a transaction to which the right of first offer in Section 6.1 shall not apply pursuant to Sections 6.2(a), 6.2(b) or 6.2(d) (an “Excepted Transactional Issuance”) or Section 6.2(e) (an “Excepted Compensatory Issuance”), the Company shall grant the Investor the right, upon the terms and conditions set forth in this paragraph, (i) to purchase a number of securities of the same type as the New Securities issued in the Excepted Transactional Issuance (except that securities purchased by the Investor in connection with an Excepted Transactional Issuance involving a public offering shall be registered under the Securities Act only to the extent permitted by applicable law) such that the percentage of Common Stock or any Common Stock Equivalents of the Company held by the Investor immediately after giving effect to the issuance of such New Securities and the issuance and purchase by the Investor of such securities pursuant to this Section 6.2 shall equal the percentage of Common Stock or any Common Stock Equivalents of the Company held by the Investor immediately prior to the Excepted Transactional Issuance and (ii) to purchase a number of securities of the same type as the New Securities issued in Excepted Compensatory Issuances during the previous calendar year such that the percentage of Common Stock or any Common Stock Equivalents of the Company held by the Investor immediately after giving effect to the issuance of such New Securities in such Excepted Compensatory Issuances and the issuance and purchase by the Investor of such securities pursuant to this Section 6.2 shall equal the percentage of Common Stock or any Common Stock Equivalents of the Company that would have been held by the Investor had the applicable Excepted Compensatory Issuances not been made.  The Company shall, within five (5) business days after the consummation of an Excepted Transactional Issuance and within ten (10) business days after the end of each calendar year in respect of Excepted Compensatory Issuances, provide written notice to the Investor of the oﬀer described in this clause.  The Investor shall have five (5) business days from the date of such notice to provide the Company with written notice of its election to exercise all or a portion of its purchase right under this clause, and such purchase shall be consummated within five (5) business days after the date of the Investor’s written election.  The price per security for the oﬀer related to an Excepted Transactional Issuance shall be the greater of (x) the per security price of the New Securities issued in the Excepted Transactional Issuance and (y) the closing price, if any, of the New Securities on the date of purchase by the Investor pursuant to this Section 6.2; provided, however, that if the price per security of the New Securities issued in the Excepted

ACTIVE/100404761.2

Transactional Issuance is greater than the closing market price of the New Securities on the date of the definitive agreement for such Excepted Transactional Issuance, the foregoing price formula shall not apply, and the price per security shall be the closing market price of the New Securities on the date of purchase by the Investor pursuant to this Section 6.2.  The price per security for the offer related to Excepted Compensatory Issuances shall be the closing market price of the New Securities on the date of purchase by the Investor pursuant to this Section 6.2.

Expiration

.  In the event the Investor fails to exercise its right of first refusal within the Exercise Period for the entire amount of New Securities offered pursuant to Section 6.1 above, the Company shall have forty-five (45) days thereafter to it to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of such agreement) to sell the New Securities respecting which the Investor’s right of first refusal set forth in Section 6.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Offer Notice. In the event the Company has not sold within such forty-five (45) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within such thirty (30) days, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Investor in the manner provided in this Section 6.  If the Investor fails to exercise its right to purchase New Securities within the Exercise Period for the entire amount of New Securities offered pursuant to Section 6.1 above, but nevertheless expresses thereafter an interest in participating in such offering prior to such offering having been effected, the Company will use commercially reasonable efforts to include the Investor in such offering if the Company, in its reasonable discretion, determines that the inclusion of the Investor at such later time will not adversely affect the success of such offering.

Intentionally Omitted

.

Information Rights

.

Intentionally Omitted

.

Financial Information and Reporting

.  Until the date on which the Investor and its Affiliates no longer beneficially own, in the aggregate, at least two and one-half percent (2.5%) of the Shares of Then Outstanding Common Stock, the Company will provide to Investor or its designated Affiliate the financial information described in this Section 8.2 as well as any financial information reasonably requested by Investor so that Investor can manage and account for its investment in the Company, including to determine the fair value of the Company’s investment or assess whether the Company needs to account for the investment using the equity method of accounting or otherwise, including making its management available to Investor for reasonable inquiries regarding its financial statements and performance.  If the Investor or its Affiliate (a) determines in good faith that such financial information is reasonably likely to be necessary with respect to the financial reporting of the Investor or its Affiliates and (b) provides the Company with written notice to such effect, then beginning as promptly as reasonably practicable but in no event later than the 120th day following such notice, the Company will deliver via overnight delivery and electronic mail to the Investor or its Affiliate the information described in Exhibit C hereto by the dates indicated on Exhibit C (as such Exhibit C may be

ACTIVE/100404761.2

updated by the Investor from time to time to reflect changes in the financial reporting requirements of the Investor or its Affiliates).

Confidentiality

.  All confidential or proprietary information and data relating to the Company and its subsidiaries provided by the Company to the Investor pursuant to this Section 8 shall be deemed “Confidential Information” under the Master Agreement and accordingly shall be subject to the terms and conditions of the Master Agreement governing “Confidential Information.”

Termination of Certain Rights and Obligations

.

Termination of Standstill Agreement

.  Section 3, other than Sections 3.2(b) and (c), shall terminate and have no further force or effect, upon the earliest to occur of:

(a)provided that none of the Standstill Parties has violated Section 3.1(c), (d) or (f) with respect to the Offeror referred to in this clause (a), the public announcement by the Company or any Offeror of any definitive agreement between the Company and such Offeror and/or any of its Affiliates providing for a Change of Control of the Company;

(b)the expiration of the Standstill Term (subject to revival as set forth in the definition of such term);

(c)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(d)a liquidation or dissolution of the Company;

provided, however, that if Section 3 terminates due to clause (a) above and such agreement is abandoned and no other similar transaction has been announced and not abandoned or terminated within ninety (90) days thereafter, the restrictions contained in Section 3 shall again be applicable until otherwise terminated pursuant to this Section 9.1.

Termination of Restrictions on Dispositions

.  Section 4 (other than Section 4.4) shall terminate and have no further force or effect upon the earliest to occur of:

(a)the consummation by an Offeror of a Change of Control of the Company;

(b)a liquidation or dissolution of the Company; and

(c)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

Termination of Voting Agreement and Offering Lock-Up

.  Section 5 and Section 4.4 shall terminate and have no further force or effect upon the earliest to occur of:

ACTIVE/100404761.2

(a)the consummation by an Offeror of a Change of Control of the Company;

(b)a liquidation or dissolution of the Company;

(c)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(d)the expiration or termination of the Standstill Term.

Termination of Right of First Offer

.  Section 6 shall terminate and have no further force or effect upon the earliest to occur of:

(a)the date on which the Investor and its Affiliates beneficially own, in the aggregate, less than seven and one-half percent (7.5%) of the Shares of Then Outstanding Common Stock; provided, however, that if the beneficial ownership of the Investor and its Affiliates in the aggregate is reduced below such threshold as a direct result of dilution suffered upon a Dilutive Event, Section 6 shall instead terminate upon the earliest of (x) Investor’s failure to provide written notice to the Company of its election to purchase additional securities within the five (5) business day period set forth in Section 6.2 related to the applicable Dilutive Event, (y) Investor’s failure to consummate the purchase of additional securities of the Company pursuant to Section 6.2 within the time period set forth therein related to the applicable Dilutive Event or (z) the date of Investor’s purchase of additional securities of the Company pursuant to Section 6.2 related to the applicable Dilutive Event if, immediately following the consummation of such purchase, the Investor and its Affiliates beneficially own, in the aggregate, less than seven and one-half percent (7.5%) of the Shares of Then Outstanding Common Stock.

(b)the consummation by an Offeror of a Change of Control of the Company;

(c)a liquidation or dissolution of the Company; and

(d)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act.

Effect of Termination

.  No termination pursuant to any of Sections 9.1, 9.2, 9.3, or 9.4 shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

Miscellaneous

.

Governing Law; Submission to Jurisdiction

.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction.  Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably

ACTIVE/100404761.2

submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 10.3 or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

Waiver

.  Waiver by a party of a breach hereunder by another party shall not be construed as a waiver of any subsequent breach of the same or any other provision.  No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party.  No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

Notices

.  All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit B attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid.  Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission).  Any party may change its address by giving notice to the other parties in the manner provided above.

Entire Agreement

.  This Agreement and the Purchase Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

Amendments

.  No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the parties hereto.

Headings; Nouns and Pronouns; Section References

.  Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and

ACTIVE/100404761.2

pronouns shall include the plural and vice-versa.  References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

Severability

.  If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

Assignment

.  Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by the Investor; or (b) the prior written consent of the Investor in the case of an assignment by the Company.

Successors and Assigns

.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Third Party Beneficiaries

.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party other than any Affiliate of the Investor.  No Third Party with the exception of any Affiliate of the Investor shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

No Strict Construction

.  This Agreement has been prepared jointly and will not be construed against any party.

Remedies

.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

Specific Performance

.  The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which

ACTIVE/100404761.2

would not be reasonable or adequate compensation.  Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

No Conflicting Agreements

.  The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement.  The Company hereby represents and warrants to each Holder that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into, any agreement or approve any amendment to its Organizational Documents (as defined in the Purchase Agreement) with respect to its securities that conflicts with the rights granted to the Holders in this Agreement.  The Company further represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

Rule 16b-3

.  If at any time in the future the Investor determines that Rule 16b-3 promulgated under the Exchange Act may be available to exempt from Section 16(b) of the Exchange Act a transaction between the Investor and the Company, the Company shall cooperate and use commercially reasonable efforts to take such actions, including by adopting appropriate resolutions of the Board of Directors of the Company, to permit the Investor to rely on such exemption.

[***]

(Signature Page Follows)

ACTIVE/100404761.2

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

GENZYME CORPORATION

By:	/s/ William J. Sibold
Name:	William J. Sibold
Title:	Chief Executive Officer

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John M. Maraganore
Name:	John M. Maraganore
Title:	Chief Executive Officer

ACTIVE/100404761.2

EXHIBIT A

FORM OF IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to Section 5.1 of the Amended and Restated Investor Agreement, dated as of April 8, 2019 (the “Agreement”), by and between Genzyme Corporation and Alnylam Pharmaceuticals, Inc. (the “Company”), the undersigned hereby irrevocably appoints the Company and any individual designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and resubstitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) in such manner as set forth in Section 5.1 of the Agreement (but in any case, (i) in accordance with any written instruction from the undersigned, properly delivered under Section 5.1 of the Agreement, to vote as contemplated by Section 5.1(b) of the Agreement and (ii) excluding any matter that is an Extraordinary Matter described in Section 5.2) with respect to all Voting-Restricted Shares (in the case of matters referred to in Section 5.1) and all securities of the Company (in the case of the matters referred to in Section 3.1(b) and Section 3.2(a)), which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting.  This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event.  This proxy shall operate to revoke and render void any prior proxy as to securities of the Company heretofore granted by the undersigned which is inconsistent herewith.  Notwithstanding the foregoing, this irrevocable proxy shall be effective if, at any annual or special meeting of the stockholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the undersigned (A) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (B) fails to vote such voting securities in accordance with Sections 3.1(b), 3.2(a) or 5.1 of the Agreement, in each case at least five (5) business days prior to the date of such stockholders’ meeting.  This proxy shall terminate upon the earlier of the expiration or termination of the voting agreement set forth in Section 5.1 of the Agreement.

[___________________________]

By:
Name:
Title:

A-1

ACTIVE/100404761.2

EXHIBIT B

NOTICES

(a)	If to Genzyme Corporation:

Genzyme Corporation

50 Binney Street

Cambridge, Massachusetts 02142

Attention: Head of Rare Disease Business Unit

Facsimile: (617) 252-7600

with a copy to:

Genzyme Corporation

50 Binney Street

Cambridge, Massachusetts 02142

Attention: Head of Legal Global Functions

Facsimile: (617) 252-7553

and to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Christopher D. Comeau, Esq.

Facsimile: (617) 235-0507

(b)	If to the Company:

Alnylam Pharmaceuticals, Inc.

300 Third Street

Cambridge, MA 02142

Attention:  Vice President – Legal

Facsimile: (617) 551-8101

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Mitchell S. Bloom, Esq.

Facsimile No.: (617) 523-1231

B-1

ACTIVE/100404761.2

EXHIBIT C

The below chart summarizes the type of information needed to apply the at equity method for an associate that is disclosing its financial statements under another referential than IFRS.

INFORMATION	Ref	PERIOD	TIMING	COMMENT
Issued and outstanding shares by classes (Common, Preferred…)		Quarter	D+5	Rights attached to each class of shares is also needed in order to determine the appropriate ownership interest
Outstanding potential rights (Options, Convertible rights)		Quarter	D+5
YTD consolidated income statement (USGAAP)	A	Month	D+7	Estimate could be used at this deadline – (final numbers required at D+11)
YTD statement of comprehensive income (USGAAP)	B	Quarter	D+7	Same
Equity Roll forward including detail of equity transactions (USGAAP)	C	Quarter	D+7	Same
Summarized balance sheet (USGAAP)	D	Quarter	D+7	Same
Main USGAAP/IFRS differences	E	Quarter	D+7	>5M$
Transactions between Sanofi & the Company	F	Quarter	D+7	P&L, OCI and Balance Sheet
Transactions between Sanofi & the Company		Half-year	D+7	Off balance sheet
List of the Company’s subsidiaries		Annual	D+7

Other information needed as part of a first application of the equity method:

- Detailed programs of share based payment awards as of 31 December 20Y-2, 31 December 20Y-1 and equity method date

The financial reporting schedules (referenced from A to F) to be obtained from the Company are presented below:

ACTIVE/100404761.2

A/ YTD CONSOLIDATED INCOME STATEMENT (USGAAP)

Amounts in K$ (1)	YTD as of XX
	Total	Transactions with Sanofi
Net Sales
Other Revenue
Cost of goods sold
Gross profit
Research and development expense
Selling and general expenses
Other operating income & expense
Amortization of intangible assets
Impairment of intangible assets
Fair value re-measurement of contingent consideration liabilities
Operating income
Financial expense
Financial income
Income before tax and associates & JV
Income tax expense
Share of profit/(loss) of associates and JV
Net income
Attributable to non-controlling interests
Net income attributable to equity holders of the Company
(1)	Positive amount = income

ACTIVE/100404761.2

B/ YTD CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME/LOSS (USGAAP)

Amounts in K$ (1)	Beginning period as of XX	Change in the period	Ending period as of XX
Net income
Other comprehensive income:
Actuarial gains (losses)
Tax effect on actuarial gains and losses
Unrealized gains & losses on available-for-sale financial assets
Tax effect on unrealized gains & losses on AFS
Cash flow hedge
Tax effect on cash flow hedge
Net investment hedge
Tax effect on net investment hedge
Change in currency translation difference
Other comprehensive income for the period, net of taxes
Total comprehensive income
Of which attributable to non-controlling interests
(1)	Positive amount = income

ACTIVE/100404761.2

C/ EQUITY ROLL FORWARD (USGAAP)

Amounts in K$ (1)	Number of Shares	Capital	Additional Paid in Capital	Accumulated retained earnings	Other Comprehensive income (loss)	Non-controlling interests	Total Equity
Beginning balance as of XX
Net income for the period
Other comprehensive income for the period
Payment of dividends
Increase in capital (2)
Decrease in capital
Repurchase of Shares
Equity component of convertible notes
Purchase of convertible note
Warrants in connection of convertible notes
Share-based payments:
Increase in capital in connection with exercise of stock options
Increase in capital in connection with restricted shares
Share-based payment expense
Excess tax benefit from share-based payment expense
Other changes (3)
Ending balance as of XX
(1)	Positive amount = credit
(2)	Other than share-based payments
(3)	To be detailed

ACTIVE/100404761.2

D/ SUMMARIZED BALANCE SHEET (USGAAP)

Amounts in K$ (1)	YTD as of XX
ASSETS	Total	Transactions with Sanofi
Non-current assets		(2)
Accounts receivable
Deferred tax assets – current portion
Other current assets		(2)
TOTAL ASSETS
(1)	Positive amount = debit balance
(2)	To be detailed

Amounts in K$ (1)	YTD as of XX
LIABILITIES AND EQUITY	Total	Transactions with Sanofi
Equity
Deferred revenue non-current portion
Other non-current liabilities		(2)
Accounts payable
Deferred revenue current portion
Other current liabilities		(2)
TOTAL LIABILITIES AND EQUITY
(1)	Positive amount = credit balance
(2)	To be detailed

ACTIVE/100404761.2

E/IFRS-USGAAP differences

Amounts in K$	Note	Beginning period as of XX	Net income	OCI	Other Equity	Ending period as of XX	Income Statement line affected
R&D expense resulting from payments of rights to a product or technology (before regulatory approval)	(1)
Amortization expense related to acquired R&D previously capitalized	(1)
Impairment loss related to acquired R&D previously capitalized	(1)
Lease classification including land	(2)
Asset retirement obligations	(3)
Inventory capitalized prior regulatory approval	(4)
Reversal of inventory written off upon regulatory approval	(5)
Inventory samples	(6)
Deferred tax on intragroup inventory margin	(7)
Executive Stock Purchase Plan	(8)
Share based payments (Income tax)	(9)
Actuarial gains & losses on postretirement benefits	(10)
Prior service costs on postretirement employee benefits	(11)

ACTIVE/100404761.2

Expected return on plan asset	(12)
Asset ceiling (net pension asset)	(13)
Provision recognition – measurement	(14)
Long term provision discounting	(15)
Revenue recognition (TBD)
TOTAL
(1)	Capitalized under IFRS
(2)	Classification Operating versus Finance lease depending on criteria (IFRS/USGAAP)
(3)	Recognition criteria & measurement differences between IFRS and USGAAP
(4)	Fully written down under Sanofi’s accounting policy
(5)	Reversal permitted under IFRS
(6)	Net Residual Value is zero under Sanofi’s accounting policy
(7)	Based on the buyer’s rate under IFRS versus seller’s rate under USGAAP
(8)	Compensation expense under IFRS
(9)	Deferred tax based on intrinsic value at each balance sheet date under IFRS – Only tax expected above tax effect of cumulative expense is recognized through equity
(10)	Recognized immediately in OCI under IFRS
(11)	Recognized as expense in the period of plan amendments under IFRS
(12)	Expected return on plan assets determined by applying the discount rate under IFRS (market yields on high quality corporate bonds)
(13)	Limitation required under IFRS
(14)	Present obligation exists under IFRS and best estimate approach
(15)	Discounted required under IFRS when the effect is material (>5M€)

ACTIVE/100404761.2

F/ TRANSACTIONS WITH SANOFI –

UPFRONT AND MILESTONE PAYMENTS:

Upfronts & Milestones paid by Sanofi	Amount in K$	Payment date	Deferred Revenue Beginning period as of XX(1)	Payment during the period	Amount recognized as Revenue during the period (1)	Deferred Revenue Ending period as of XX (1)

……
(1)	Positive amount = credit amount in the balance sheet and income statement

OTHER ITEMS WITH P&L IMPACT:

	Amount in K$ (1)	Line impacted in the consolidated P&L
Product sales to Sanofi
Royalties paid by Sanofi
R&D expense incurred by the Company funded by Sanofi
…
(1)	Positive amount = income; Negative amount = expense

OTHER GAINS & LOSSES RELATING TO TRANSACTIONS WITH SANOFI (Amounts >5M$) – to be detailed

Example: Gain or loss on non-current asset disposals to Sanofi.

ACTIVE/100404761.2